
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 4 Financial Statements for the nine months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                         716,489
<SECURITIES>                                         0
<RECEIVABLES>                                   12,817<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               798,038
<PP&E>                                      35,724,320<F2>
<DEPRECIATION>                            (24,665,906)<F3>
<TOTAL-ASSETS>                              12,585,758
<CURRENT-LIABILITIES>                        1,088,802
<BONDS>                                     16,615,351<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (5,118,395)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,585,758
<SALES>                                              0
<TOTAL-REVENUES>                             5,269,377<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,926,633<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,042,128
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  3,040<F8>
<CHANGES>                                            0
<NET-INCOME>                                   297,576<F9>
<EPS-BASIC>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
the Balance Sheet.
<F2>Multi-family complexes of $35,376,721 and deferred expenses of $347,599.
<F3>Accumulated depreciation of $24,390,940 and accumulated amortization of deferred expenses of $274,966.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($309,736) and ($4,808,659), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,215,444, real estate taxes of $535,865 and depreciation and amortization of $1,175,324.
<F8>Includes minority interest of ($3,040).
<F9>Net income allocated $2,976 to the General Partners and $294,600 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $9.42 on 30,000 Units outstanding.

